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                                   EXHIBIT 21
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                         SUBSIDIARIES OF THE REGISTRANT
                         ------------------------------


         The following is a list of the names of each subsidiary of Regent Communications, Inc. and each subsidiary of a subsidiary of Regent Communications, Inc., the jurisdiction of incorporation of each such subsidiary, and any other name or names under which such subsidiary does business.


                                                Jurisdiction of             Other
Name of Subsidiary                               Incorporation         Business Names
------------------                               -------------         --------------
Regent Broadcasting of San Diego, Inc.             Delaware            KCBQ(AM)

Regent Broadcasting of Lexington, Inc.             Delaware            ___

Regent Broadcasting of Charleston, Inc.            Delaware            WSSP(FM)

Regent Broadcasting of Dayton, Inc.                Delaware            ___

Regent Broadcasting of Chico, Inc.                 Delaware            KFMF(FM), KPPL(FM), KALF(FM)

Regent Broadcasting of Flagstaff, Inc.             Delaware            KVNA(AM), KVNA(FM), KZGL(FM)

Regent Broadcasting of Kingman, Inc.               Delaware            KAAA(AM), KZZZ(FM)

Regent Broadcasting of Lake Tahoe, Inc.            Delaware            KOWL(AM), KRLT(FM)

Regent Broadcasting of Palmdale, Inc.              Delaware            KVOY(AM), KTPI(FM)

Regent Broadcasting of Redding, Inc.               Delaware            KQMS(AM), KSHA(FM), KNNN(FM),
                                                                       KRDG(FM), KRRX(FM), KNRO(AM)

Regent Broadcasting of Victorville, Inc.           Delaware            KROY(AM), KATJ(FM), KIXW(AM),
                                                                       KZXY(FM), KIXA(FM)

Regent Licensee of San Diego, Inc.                 Delaware            KCBQ(AM)

Regent Licensee of Lexington, Inc.                 Delaware            ___

Regent Licensee of Charleston, Inc.                Delaware            ___

Regent Licensee of Dayton, Inc.                    Delaware            ___

Regent Merger Corp.                                Delaware            ___

Regent Acquisition Corp.                           Delaware            ___

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